SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 14, 2005

VERAMARK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)

(585) 381-6000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     On January 14, 2005, pursuant to resolution adopted by the Board of Directors of Registrant, the annual fees paid to non-executive directors was modified. For 2005, and subsequent years, non-executive members of the Board of Directors will be entitled to an annual retainer of $10,000 per annum, payable $2,500 quarterly to each individual who is a non-executive member of the Board of Directors on the last day of each calendar quarter, with the first quarterly payment to be paid on April 1, 2005. This annual director’s fee is in lieu of the previously approved annual grant of options to purchase shares of the Common Stock of Registrant. Fees and expenses for attendance at board and committee meetings continue as previously approved by the Board of Directors.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

          Exhibit  10.1 Resolution of the Board of Directors adopted January 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized in Pittsford, New York on January 18, 2005.

Veramark Technologies, Inc.
By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Treasurer Chief Accounting Officer